EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10, Amendment No. 1 , of our report dated December 28, 2020, relating to the financial statements of Canning Street Corporation from September 15, 2020 (Inception) to September 30, 2020, and to all references to our firm included in this Registration Statement.

/s/ M.S. Madhava Rao

_______________________

M.S. Madhava Rao

Chartered Accountant

Bangalore, India

January 28, 2021